UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 8, 2023

NATURAL GAS SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
404 Veterans Airpark Lane, Suite 300
Midland, TX 79705
(Address of Principal Executive Offices)
(432) 262-2700
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01	NGS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.
This report is being filed by Natural Gas Services Group, Inc. (the “Company”). In connection with the impending departure on February 28, 2023, of Micah C. Foster, the Company’s Chief Financial Officer, on February 8, 2023, the Company entered into a Letter Agreement with James D. Faircloth pursuant to which he will be employed as the Company’s Interim Chief Financial Officer upon Mr. Foster’s departure.

Pursuant to the Letter Agreement, the Company has agreed to pay Mr. Faircloth $100 per hour for his services. In addition, Mr. Faircloth will be eligible to receive the benefits available to all employees of the Company. The Letter Agreement is at-will and therefore may be terminated by either party at any time. It is anticipated that Mr. Faircloth will work for the Company on a full-time basis.

The description of the Letter Agreement is qualified in its entirety by reference to the copy filed as Exhibit 10.1 to this Form 8-K, which is incorporated by reference.

J.D. Faircloth, 73, has approximately 25 years of public accounting audit experience, and approximately 25 years of experience serving primarily at public and privately owned entities. In 2004, Mr. Faircloth joined Johnson, Miller & Co., CPA’s PC as an audit supervisor and became an audit partner in 2008. He served in this capacity until September 2020, at which time Johnson, Miller & Co. merged with Whitley Penn LLP, a public accounting firm, where Mr. Faircloth subsequently retired as an Audit Principal in June 2021. From 1980 through 2004, Mr. Faircloth served various public and privately owned entities as chief executive officer, chief financial officer and as a financial accounting consultant. From 1972 to 1980, Mr. Faircloth was an auditor with Peat, Marwick, Mitchell & Co. (now KPMG LLP) serving mostly public and privately owned oil and gas entities. Mr. Faircloth holds a BBA in Accounting from Hardin-Simmons University and an MBA from the University of Texas at Austin, and has been a Certified Public Accountant in Texas since 1974.

Item 9.01.  Financial Statements and Exhibits.
(d)         Exhibit
The Exhibit listed below is furnished as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Letter Agreement between Natural Gas Services Group, Inc. and James D. Faircloth dated February 8, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Date:	February 13, 2023	By:	/s/ Stephen C. Taylor
Stephen C. Taylor
Interim President & Chief Executive Officer